Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certifies for the purposes of Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Seacoast Banking Corporation of Florida, that, to his knowledge, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to Form 10-Q.  A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  November 13, 2003

/s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Director, President and Chief Executive Officer

/s/ William R. Hahl

William R. Hahl

Executive Vice President and Chief Financial Officer